SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 13, 2002


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)



      000-22609                                            84-1339282
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(Commission File Number)                       (IRS Employer Identification No.)


     1801 California Street       Denver, Colorado          80202
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(Address of principal executive offices)                  (Zip Code)



        Registrant's telephone number, including area code: 303-992-1400


                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)
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ITEM 5.     OTHER EVENTS.

On February 13, 2002, Qwest Communications International Inc. ("Qwest") issued a press release regarding certain transactions with KMC Telecom Holdings, Inc. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On February 14, 2002, Qwest issued a press release announcing that it had taken steps to address short-term liquidity pressures in the commercial paper market by drawing down on its $4 billion credit facility. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

On February 14, 2002, Qwest also hosted a conference call with media, analysts, investors, and other interested persons during which it discussed its financial results and related matters. As previously announced, the webcast of the call (live and replay) is accessible on Qwest's website.

On the call or in this Current Report on Form 8-K Qwest announced the following (all numbers are approximate):

o     It had fully drawn down its $4 billion bank credit facility.

o     It expected capital expenditures in 2002 of $3.7 billion.

o     It had $1.15 billion in debt maturing in the next 12 months.

o It had investment grade credit ratings on its long term debt. The ratings are as follows:

      o For Qwest Communications International Inc. and Qwest Capital Funding, Inc., BBB, Baa2 and BBB by Fitch Ratings, Moody's Investor Services and Standard and Poor's, respectively.

      o For Qwest Corporation, BBB+, A3 and BBB by Fitch Ratings, Moody's Investor Services and Standard and Poor's, respectively.

o For the next few weeks it expected to host a weekly call with media, analysts, investors, and other interested persons. During the calls it may not be in a position to address certain matters due to limitations imposed upon it under securities laws or for competitive or other reasons.

o It expected to make available on its website a map representing its global communications network.

Forward Looking Statements Warning
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This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest Communications International Inc. (together with its affiliates, "Qwest", "we" or "us") with the Securities and Exchange
Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: potential fluctuations in quarterly results; volatility of Qwest's stock price; intense competition in the markets in which we compete; changes in demand for our products and services; the duration and extent of the current economic downturn, including its effect on our customers and suppliers; adverse economic conditions in the markets served by us or by companies in which we have substantial investments; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses;
rapid and significant changes in technology and markets; adverse changes in the regulatory or legislative environment affecting our business; delays in our ability to provide interLATA services within our 14-state local service area; failure to maintain rights-of-way; and failure to achieve the projected

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synergies and financial results expected to result from the acquisition of U S
WEST, and difficulties in combining the operations of the combined company.
The information contained in this Current Report on Form 8-K is a statement of Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. This Current Report on Form 8-K includes analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this Current Report on Form 8-K, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         Exhibit 99.1   Press Release dated February 13, 2002

         Exhibit 99.2   Press Release dated February 14, 2002



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                     QWEST COMMUNICATIONS INTERNATIONAL INC.



DATE: February 15, 2002                 By: /s/ YASH A. RANA
                                                --------------------
                                                Yash A. Rana
                                                Vice President

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                                 EXHIBIT INDEX



         Exhibit 99.1   Press Release dated February 13, 2002
         Exhibit 99.2   Press Release dated February 14, 2002

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